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EXHIBIT 99.1


TEAMSTAFF REPORTS THIRD QUARTER RESULTS; ANNUAL SHAREHOLDER
MEETING TO BE HELD ON AUGUST 12
Wednesday August 6, 5:23 pm ET

SOMERSET, N.J., Aug. 6 /PRNewswire-FirstCall/ -- TeamStaff, Inc. (Nasdaq: TSTF -
News), one of the nation's leading Business Process Outsourcers and Professional Employer Organizations (PEOs), today reported revenue and earnings results for the fiscal quarter ending June 30, 2003.

"The financial results for TeamStaff's third quarter of fiscal 2003 are disappointing and reflect what may be one of the toughest years in TeamStaff's history," said TeamStaff's newly-appointed President and CEO, T. Kent Smith. "A series of occurrences, many of them one-time events, has contributed to making this last year a very difficult one. However, based on the analysis I made before joining the organization and my assessment to date, I believe that TeamStaff has all the elements for strong and healthy future growth."

TeamStaff's revenues for the three months ended June 30, 2003 and 2002 were $38,478,000 and $46,874,000, respectively, which represents a year-over-year decrease of $8,396,000, or 17.9%. Decreased revenues in TeamStaff's Medical Staffing division accounted for approximately $4,614,000 less revenue, while our PEO division accounted for approximately $3,654,000 less revenue. TeamStaff's Medical Staffing business, TeamStaff Rx, has, on a percentage-of-revenue basis, been our fastest growing business segment over the last few years. However, in comparison to the third fiscal quarter 2002, revenue for this segment decreased by 25%.

TeamStaff's revenues for the nine months ended June 30, 2003 and 2002 were $118,795,000 and $136,097,000, respectively, which represents a decrease of $17,302,000, or 12.7%. Decreased revenues in TeamStaff's Medical Staffing division accounted for approximately $10,583,000 less revenue while our PEO division accounted for approximately $6,608,000 less revenue. This loss in PEO business was somewhat offset by revenue generated by our acquisition of the assets of Corporate Staffing Concepts in January of 2002, which resulted in increased PEO division revenue of $1,100,000 for the nine months ended June 30, 2003 compared to the same period last year.

Intangible impairment write-down for the three months ended June 30, 2003 is $1,200,000 for the remaining value of its PEO marketing relationship with a major financial institution. TeamStaff has received written notice from that financial institution terminating the marketing agreement as of October 14, 2003. Goodwill impairment write-down for the nine months ended June 30, 2003 is $20,396,000. Intangible impairment write-down for the nine months ended June 30, 2003 is $6,900,000. The decision to test for impairment was based on a variety of factors, including, but not limited to, the overall downturn in the nation's economy, the relatively recent substantial decrease in the number of PEO worksite employees, the poor performance of the marketing agreement established at the time of the BrightLane acquisition, the reduced valuations of individual PEOs by various market analysts and the associated market downgrade in the PEO industry in general.

Net loss for the quarter ended June 30, 2003 was $(2,264,000), or $(0.14) per fully diluted share, as compared to net income of $2,038,000, or $0.13 per fully diluted share, for the quarter ended June 30, 2002. This decrease is primarily due to the severance accrual recorded for the former President and Chief Executive Officer, the intangible asset write-down for the PEO marketing relationship, and the fiscal year 2002 settlement of certain of TeamStaff's prior workers' compensation programs. Net loss for the nine months ended June 30, 2003 was $(28,136,000) or $(1.79) per fully diluted share, as compared to net income of $3,109,000 or $0.19 per fully diluted share for the same period last year. This decrease is predominantly due to the after-tax write-down of impaired goodwill and the PEO marketing relationship of $(25,353,000), or $(1.61) per fully diluted share. Additional losses resulted from increased workers' compensation reserves, increased state unemployment taxes, the accrual for TeamStaff's potential obligations to its former Chief Executive Officer and Chief Financial Officer under their severance agreements and under its SERP, and the decreased performance of TeamStaff's Medical Staffing division.

Further commenting on TeamStaff's performance, Mr. Smith stated, "While this quarter's performance obviously was less than stellar and was negatively affected, in part, by a number of one-time items, underlying the fiscal year-to-date results are some very positive trends in all our divisions. The decline in the Medical Staffing division hours appears to have bottomed out and we are also seeing an increase in the number of PEO worksite employees. Our Payroll Services division revenue continues to improve with an improving economy and its profitability should increase once our new front-end web interface has been implemented, which will allow us to service our customers in a more convenient and cost-efficient manner. In the meantime, we have substantially lowered overhead cost by an annualized $2.4 million and we are continuing to identify other opportunities to lower expenses."

Mr. Smith added, "Since joining TeamStaff just over a month ago, I have become steadily more assured that I have made the right decision and I am focusing my energies in those areas that I believe can have the greatest impact on

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TeamStaff's growth and profitability. One key element on which I have concentrated on is the sales and marketing of TeamStaff's services, especially in our Medical Staffing division, TeamStaff Rx. TeamStaff Rx is one of the industry's strongest and one of TeamStaff's highest-potential business segments. We have identified significant opportunities to further expand our Medical Staffing business and take advantage of the growing demands we are seeing in the marketplace."

Mr. Smith continued, "This past quarter, our PEO division completed its consolidation onto a single, web-enabled operating platform. This should result in increased operating efficiencies and reduced expense. Additionally, the client self-service components of our new system should provide us an advantage over many of our competitors when we are marketing our PEO services."

Mr. Smith concluded, "TeamStaff now is in the process of enhancing its sales and marketing capabilities across all of its divisions, which, when coupled with the substantial improvements that have been made in our technology, I believe will result in our emerging from this rebuilding period with a very attractive company."

TeamStaff, Inc. will be holding its annual meeting of shareholders at the Marriott Hotel in Somerset, New Jersey, on Tuesday, August 12, 2003 at 9:00 a.m. Shareholders of record as of June 16, 2003 have been mailed an annual report and proxy materials.


About TeamStaff

Headquartered in Somerset, NJ, TeamStaff serves over 3,000 clients and over 45,000 employees throughout the United States as a full service provider of employer outsourcing and staffing solutions. Through its Professional Employer Organization, TeamStaff provides small and medium sized businesses throughout the nation with a better way to employ their people by delivering off-site, full-service human resource outsourcing solutions.

TeamStaff's comprehensive employer services include employment administration, benefits management, government compliance, recruiting and selection, employer liability management, training and development and performance management tools. TeamStaff's PEO ranks as one of the top PEOs in the nation.

In addition to its Professional Employer Organization, TeamStaff operates two other employer-outsourcing services. Through TeamStaff Rx, TeamStaff provides temporary and permanent medical staffing services throughout the country and is the largest provider of medical imaging personnel in its field.

TeamStaff also operates DSI, its niche payroll service bureau offering payroll services and payroll tax processing to over 700 clients and 30,000 employees, mostly in the construction industries in New York and New Jersey.

For more information, visit the TeamStaff web site at www.teamstaff.com .

The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Therefore, the actual results of future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among those factors that could cause actual results to differ materially are: (i) regulatory and tax developments; (ii) changes in direct costs and operating expenses; (iii) the estimated costs and effectiveness of capital projects and investments in technology infrastructure; (iv) ability to effectively implement its e-business strategy and operating efficiency initiatives; (v) the effectiveness of sales and marketing efforts, including the company's marketing arrangements with other companies: and (vi) changes in the competitive environment in the PEO industry. These factors are described in further detail in TeamStaff's filings with the Securities and Exchange Commission.

For further information, please contact: T. Kent Smith, President & CEO of TeamStaff, Inc., +1-732-748-1700; or Christi Mottola, Managing Partner of Coffin, Mottola Communications, +1-949-851-1109, cmottola@aol.com, for TeamStaff, Inc.

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                        TEAMSTAFF, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                FOR THE THREE
                                              FOR THE THREE      MONTHS ENDED
                                               MONTHS ENDED        June 30,
                                                 June 30,            2002
                                                   2003          AS RESTATED
                                                Unaudited         Unaudited

    REVENUES                                   $38,478,000       $46,874,000

    DIRECT EXPENSES                             32,162,000        35,964,000

              Gross profit                       6,316,000        10,910,000

    SELLING, GENERAL AND ADMINISTRATIVE
     EXPENSES                                    7,935,000         7,554,000

    INTANGIBLE IMPAIRMENT WRITE DOWN             1,200,000                --

    DEPRECIATION AND AMORTIZATION                  293,000           355,000

              Income ( loss) from
               operations                       (3,112,000)        3,001,000

    OTHER INCOME (EXPENSE)
              Interest and other income            136,000           299,000
              Interest and other expense           (11,000)          (60,000)
                                                   125,000           239,000

              Income (loss) before income
               tax                              (2,987,000)        3,240,000

    INCOME TAX BENEFIT (EXPENSE)                   723,000        (1,202,000)

              Net income (loss)                $(2,264,000)       $2,038,000


    EARNINGS (LOSS) PER SHARE - BASIC &
     DILUTED                                        $(0.14)            $0.13

    BASIC AVERAGE SHARES OUTSTANDING            15,683,844        15,993,332

    DILUTED  AVERAGE SHARES OUTSTANDING         15,683,844        16,201,579



                         TEAMSTAFF, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 FOR THE NINE
                                               FOR THE NINE      MONTHS ENDED
                                               MONTHS ENDED        June 30,
                                                 June 30,            2002
                                                   2003          AS RESTATED
                                                Unaudited         Unaudited

    REVENUES                                   $118,795,000      $136,097,000

    DIRECT EXPENSES                             100,376,000       109,699,000

              Gross profit                       18,419,000        26,398,000

    SELLING, GENERAL AND ADMINISTRATIVE
     EXPENSES                                    22,408,000        21,291,000

    GOODWILL IMPAIRMENT WRITE DOWN               20,396,000                --

    INTANGIBLE IMPAIRMENT WRITE DOWN              6,900,000                --

    DEPRECIATION AND AMORTIZATION                   952,000         1,017,000

              Income ( loss) from
               operations                       (32,237,000)        4,090,000

    OTHER INCOME (EXPENSE)
              Interest and other income             464,000           887,000
              Interest and other expense           (182,000)          (92,000)
                                                    282,000           795,000

              Income (loss) before tax          (31,955,000)        4,885,000

    INCOME TAX BENEFIT (EXPENSE)                  3,819,000        (1,776,000)

              Net income (loss)                $(28,136,000)       $3,109,000


    EARNINGS (LOSS) PER SHARE - BASIC &
     DILUTED                                         $(1.79)            $0.19

    BASIC AVERAGE SHARES OUTSTANDING             15,742,981        16,023,712

    DILUTED AVERAGE SHARES OUTSTANDING           15,742,981        16,221,953


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                         TEAMSTAFF, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                   FOR THE NINE MONTHS ENDED
                                                           JUNE 30,

                                                    2003               2002
                                                                   AS RESTATED
     CASH FLOWS FROM OPERATING ACTIVITIES
       Net (loss) income                       $(28,136,000)       $3,109,000
       Adjustments to reconcile net
        (loss) income to net
         cash (used) provided by
          operating activities:
         Deferred income taxes                   (1,481,000)          300,000
         Depreciation and amortization              951,000         1,016,000
         Pension amortization                       612,000            44,000
         Provision for doubtful accounts            333,000           403,000
         Forgiveness of receivable from
          shareholder                                    --            90,000
       Changes in operating assets and
        liabilities:
         Decrease (increase) in accounts
          receivable                              4,982,000        (1,023,000)
         Decrease (increase) in other
          current assets                          1,116,000        (1,279,000)
         Goodwill impairment write down          20,396,000                --
         Intangible impairment write down         6,900,000                --
         (Increase) decrease in other
          assets                                 (4,003,000)          154,000
         (Decrease) in accounts payable,
          accrued payroll, accrued
          expenses and other current
          liabilities                            (5,465,000)         (438,000)
         Increase in pension liability              430,000           200,000
         (Increase) in restricted cash             (885,000)               --

                        Net cash (used
                         in) provided by
                         operating
                         activities              (4,250,000)        2,576,000

     CASH FLOWS FROM INVESTING ACTIVITIES
       Purchase of equipment, leasehold
        improvements and software                (1,135,000)       (1,802,000)
       Acquisitions of businesses, net of
        cash acquired                                    --          (848,000)
       Earn out provision on prior
        acquisition                                (250,000)               --

                        Net cash (used
                         in) investing
                         activities              (1,385,000)       (2,650,000)

     CASH FLOWS FROM FINANCING ACTIVITIES
       Repayments on capital lease
        obligations                                 (39,000)          (39,000)
       Net proceeds from the exercise of
        stock options and warrants                       --           130,000
       Repurchase of common shares                 (782,000)         (780,000)
       Net comprehensive expense on
        pension                                    (133,000)          (59,000)

                       Net cash (used in)
                        financing
                        activities                 (954,000)         (748,000)

       Net (decrease) in cash and cash
        equivalents                              (6,589,000)         (822,000)

     CASH AND CASH EQUIVALENTS AT
      BEGINNING OF PERIOD                        12,455,000        13,725,000

     CASH AND CASH EQUIVALENTS AT END OF
      PERIOD                                     $5,866,000       $12,903,000


     SUPPLEMENTAL DISCLOSURE OF CASH FLOW
      INFORMATION:

       Cash paid during the period for
        interest                                   $119,000           $92,000
       Cash paid during the period for
        income taxes                               $370,000        $1,034,000

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                        TEAMSTAFF, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                  JUNE 30,       SEPTEMBER 30,
                                                    2003              2002
                                                (unaudited)
    ASSETS

    CURRENT ASSETS
      Cash and cash equivalents                 $5,866,000       $12,455,000
      Restricted cash                            1,014,000           129,000
      Accounts receivable, net of
       allowance for doubtful accounts of
       $482,000 and $262,000 at June 30,
       2003 and September 30, 2002              19,207,000        24,522,000
      Current deferred tax asset                        --         1,791,000
      Prepaid workers' compensation              2,802,000         2,341,000
      Other current assets                       2,761,000         2,547,000
           Total current assets                 31,650,000        43,785,000

    EQUIPMENT AND IMPROVEMENTS
      Furniture and equipment                    3,352,000         3,321,000
      Computer equipment                         2,521,000         2,411,000
      Leasehold improvements                       391,000           358,000
                                                 6,264,000         6,090,000

      Accumulated depreciation and
       amortization                             (4,854,000)       (4,289,000)
                                                 1,410,000         1,801,000

    DEFERRED TAX ASSET                          12,276,000         6,680,000

    AMORTIZED INTANGIBLE ASSETS, net of
     accumulated amortization
      of $1,820,000 and $822,000 at June
       30, 2003 and September 30, 2002           2,339,000         2,375,000

    INDEFINITE LIFE INTANGIBLE ASSETS            4,209,000        11,109,000

    GOODWILL                                     7,100,000        27,167,000

    OTHER ASSETS                                   936,000         1,049,000

      TOTAL ASSETS                             $59,920,000       $93,966,000


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                        TEAMSTAFF, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                  JUNE 30,       SEPTEMBER 30,
                                                    2003              2002

    LIABILITIES AND SHAREHOLDERS' EQUITY

    CURRENT LIABILITIES
      Current portion of long-term debt            $38,000           $59,000
      Accounts payable                           2,201,000         3,832,000
      Accrued payroll                           14,779,000        16,669,000
      Accrued expenses and other current
       liabilities                               4,877,000         6,793,000
           Total current liabilities            21,895,000        27,353,000

    LONG-TERM DEBT, net of current
     portion                                       129,000           147,000
    ACCRUED PENSION LIABILITY                    1,701,000         1,271,000
    OTHER LONG TERM LIABILITIES                    428,000           456,000
           Total liabilities                    24,153,000        29,227,000

    COMMITMENTS AND CONTINGENCIES

    SHAREHOLDERS' EQUITY
      Preferred stock, $.10 par value;
       authorized 5,000,000 shares; 0
       issued and outstanding                           --                --
      Common Stock, $.001 par value;
       authorized 40,000,000 shares;
           issued 16,256,642 and
            16,229,142; outstanding
            15,675,172
            and 15,906,886                          16,000            16,000
      Additional paid-in capital                65,279,000        65,200,000
      Retained (deficit) earnings              (26,823,000)        1,313,000
      Accumulated comprehensive losses            (275,000)         (142,000)
      Treasury Stock, 581,470 and 330,256
       shares at cost                           (2,430,000)       (1,648,000)
           Total shareholders' equity           35,767,000        64,739,000

      TOTAL LIABILITIES AND
       SHAREHOLDERS' EQUITY                    $59,920,000       $93,966,000


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